                                                                      EXHIBIT 99
                               ALLIANCE BANCORP

                        ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 30, 1998


   The undersigned hereby appoints __________ and __________, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Alliance Bancorp which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at Ashton Place, located at 341 W. 75th Street, Willowbrook, Illinois on June 30, 1998 at 10:00 a.m. and at any and all adjournments and postponements thereof.

1. The approval of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 16, 1997, by and between Alliance Bancorp and Southwest Bancshares, Inc. ("Southwest Bancshares") and the transactions contemplated thereby, including the merger of Southwest Bancshares into Alliance Bancorp, pursuant to which each outstanding share of Southwest Bancshares common stock would be converted into shares of Alliance Bancorp common stock based on an exchange ratio as described in the accompanying Joint Proxy Statement/Prospectus (with cash paid in lieu of fractional share interests), and the merger of Southwest Federal Savings and Loan Association of Chicago into Liberty Federal Bank.

        [_] FOR        [_] AGAINST      [_] VOTE WITHHELD

2. The election as directors of all nominees listed below (except as marked to the contrary):

        [_] FOR                         [_] VOTE WITHHELD

INSTRUCTION:    TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
                IN THAT NOMINEE'S NAME BELOW.

          KENNE P. BRISTOL              H. VERNE LOEPPERT

          HOWARD A. DAVIS               DAVID D. MILL

3. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of Alliance Bancorp for the fiscal year ending December 31, 1998.

        [_] FOR        [_] AGAINST      [_] VOTE WITHHELD

4. The approval of an amendment to Alliance Bancorp's Certificate of Incorporation to increase the total number of authorized shares of common stock to 21,000,000.

        [_] FOR        [_] AGAINST      [_] VOTE WITHHELD

     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof, including proposals to adjourn the Annual Meeting to permit the further solicitation of proxies.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS
                 AND THE ELECTION OF THE NOMINEES LISTED ABOVE.

                                    (Continued and to be SIGNED on Reverse Side)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of Alliance Bancorp at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of Alliance Bancorp or by duly executing a proxy bearing a later date.

   The undersigned acknowledges receipt from Alliance Bancorp, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Report to Stockholders.



Dated:  _____________, 1998        _______________________________________
                                   Signature of Stockholder
                                   Please sign exactly as your name(s) appear(s) to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Only one signature is required in the case of a joint account.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                                 [FRONT SIDE]

                                REVOCABLE PROXY
                          SOUTHWEST BANCSHARES, INC.
                        ANNUAL MEETING OF STOCKHOLDERS

                                 June 30, 1998
                            9:30 a.m. Chicago Time

     The undersigned hereby appoints the official proxy committee of the Board of Directors of Southwest Bancshares, Inc. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on June 30, 1998 at 9:30 a.m. Chicago Time, at The Oak Lawn Hilton Hotel, 9333 South Cicero Avenue, Oak Lawn, Illinois, and at any and all adjournments thereof, as follows:

     1. The approval of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 16, 1997, by and between Alliance Bancorp and Southwest Bancshares, Inc. a copy of which is attached to the accompanying Joint Proxy Statement/Prospectus as Appendix I, and the transactions contemplated thereby, including the merger of Southwest Bancshares, Inc. into Alliance Bancorp, pursuant to which each outstanding share of Southwest Bancshares, Inc. Common Stock would be converted into shares of Alliance Bancorp Common Stock based on an exchange ratio as described in the accompanying Joint Proxy Statement/Prospectus (with cash paid in lieu of fractional share interests), and the merger of Southwest Federal Savings and Loan Association of Chicago into Liberty Federal Bank.

               FOR            AGAINST              ABSTAIN
               ---            -------              -------

               [_]              [_]                  [_]

     2. The election as directors of all nominees listed (except as marked to the contrary below).

                    Frank J. Muriello and Albert Rodrigues

               FOR                       VOTE WITHHELD
               ---                       -------------

               [_]                            [_]

     INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the space provided below:


________________________________________________________________________________

     3. The ratification of Cobitz, VandenBerg & Fennessy as the independent auditors of Southwest Bancshares, Inc. for the fiscal year ending December 31, 1998.

               FOR            AGAINST              ABSTAIN
               ---            -------              -------

               [_]              [_]                  [_]

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
                               LISTED PROPOSALS.

                                  [BACK SIDE]

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Joint Proxy Statement/Prospectus dated May ___, 1998 and of the Annual Report to Stockholders on Form 10-K.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.


                                    Dated: _______________________________


                                         _________________________________
                                         SIGNATURE OF STOCKHOLDER



                                         _________________________________
                                         SIGNATURE OF STOCKHOLDER


                     ______________________________________

            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.